UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 7, 2025

KELLY SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-01088	38-1510762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
999 WEST BIG BEAVER ROAD
TROY,
MICHIGAN
48084
(Address of Principal Executive Offices)
(Zip Code)
(248)
362-4444
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $1.00 par value per share	KELYA	The Nasdaq Stock Market LLC
Class B Common Stock, $1.00 par value per share	KELYB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 7, 2025, Kelly Services, Inc. (the “Company”) announced that Christopher Layden has been named President and Chief Executive Officer, with a target start date of September 2, 2025. Mr. Layden will succeed Peter Quigley, the Company’s current President and Chief Executive Officer, who on February 12, 2025, informed the Company of his intention to retire as an officer of the Company. Mr. Quigley will remain as a strategic advisor to the Company to ensure a smooth transition and will continue to serve as a member of the Company’s Board of Directors (the “Board”) until the Company’s next Annual Shareholders Meeting in May 2026; the arrangements will be reported at the time they are finalized.
The Board has also appointed Mr. Layden as a member of the Board, for a term beginning September 2, 2025. At such time, the Board will be expanded to nine directors. Mr. Layden will not receive any additional compensation for his service as a member of the Board.
Mr. Layden, age 43, most recently served as Chief Operating Officer of Prolink, a workforce solutions provider offering staffing, technology, culture, data, and talent experience solutions throughout the United States. Prior to joining Prolink, he spent nearly two decades at ManpowerGroup, a global workforce solutions company, serving in positions of increasing responsibility, including vice president and general manager, industry verticals. Mr. Layden received a Bachelor of Arts degree in Philosophy from Boston College.
Pursuant to the terms of an employment offer letter provided to Mr. Layden by the Company (the “Offer Letter”), Mr. Layden’s annual base salary will be $1,000,000 and will be reviewed periodically as part of the Company’s compensation review process.
Mr. Layden will participate in the Company’s Short-Term Incentive Plan (“STIP”) with a target opportunity of 125% of earned annual salary. For 2025, his STIP award will be guaranteed to pay at least $450,000. Beginning with the 2026 grant, Mr. Layden will be eligible for consideration to receive awards under the Company’s Long-Term Incentive Plan (“LTIP”), as granted and approved by the Compensation and Talent Management Committee of the Company’s Board of Directors. The target award opportunity is 250% of annual salary, with earned performance shares ranging from 0% to 200% of the target award based upon the achievement of LTIP goals.
Mr. Layden will receive a
one-time
cash
sign-on
bonus of $450,000 upon beginning his active employment with the Company. The payment will be subject to recovery by the Company if Mr. Layden voluntarily terminates his employment with the Company without good reason or his employment is terminated by the Company for cause (as defined in the Offer Letter) within two years after his initial employment date.
Upon beginning his active employment with the Company, Mr. Layden will be granted shares of restricted stock valued at $4,000,000 in accordance with the terms of the Company’s Equity Incentive Plan (the
“Sign-On
Award”). The number of restricted shares will be determined based on the closing price of the Company’s Class A common stock as of the grant date. The
Sign-On
Award will vest over a three-year period, with 15% of the shares vesting on the first anniversary of the grant date, 35% vesting on the second anniversary, and 50% vesting on the third anniversary, subject to immediate vesting in full in the event Mr. Layden’s employment is terminated by the Company other than for cause or he resigns for good reason.
Mr. Layden’s employment is
at-will.
Pursuant to the terms of the Amended and Restated Senior Executive Severance Plan (the “Severance Plan”) and effective the date he assumes responsibility as the Company’s CEO, in the event that Mr. Layden’s employment is terminated by the Company other than for “cause,” “disability” or death, or by Mr. Layden for “good reason” in connection with a “change in control” (as such terms are defined in the Severance Plan, with certain modifications described in the Offer Letter), Mr. Layden will become eligible to receive severance benefits. In the case of a qualified termination that occurs not in connection with a change in control, he would receive severance payments in the form of base salary continuation for a period of twenty-four months and a prorated portion of his annual incentive compensation for the fiscal year in which the termination occurred, based on performance results. For a qualified termination that occurs in connection with a change in control, Mr. Layden would be eligible to receive a lump sum severance payment equal to two times the sum of his annual base salary and target annual incentive compensation, plus a prorated portion of his annual incentive compensation.

Mr. Layden will be entitled to participate in certain other employment benefits available to the Company’s senior executive officers, including relocation assistance, group life and healthcare insurance and participation in the Company’s Management Retirement Plan, a non-qualified
defined contribution deferred compensation plan for highly compensated employees.
Mr. Layden will be subject to the Company’s stock ownership requirements applicable to executive officers as well as the Company’s share trading blackout and pre-clearance
policies and Incentive Compensation Recovery (“Clawback”) Policy.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter between Kelly Services, Inc. and Christopher Layden.*

99.1	Press release dated August 7, 2025 issued by Kelly Services, Inc.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: August 7, 2025	/s/ Vanessa P. Williams
Vanessa P. Williams
Executive Vice President, General Counsel and Corporate Secretary